EXHIBIT 23.1
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent publc accountants, we hereby consent to the use of our report dated February 2, 1998 included in this Form 8-K. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report on such financial statements which is dated February 10, 1999.


                                              /s/Arthur Andersen LLP


Louisville, Kentucky
     March 12, 1999